Appendix C

to the

Custodian Agreement

by and between

Equinox Funds Trust

and

Union Bank, N.A.

Dated:	December 20, 2010
Amended:	February 17, 2011
May 11, 2011
November 16, 2012

NAMES OF FUNDS

FUND	DATE OF BOARD APPROVAL
Equinox Commodity Strategy Fund	December 20, 2010
Equinox Event-Driven Equity Strategy Fund (formerly, Equinox Event Driven Legends Fund)	February 17, 2011
Equinox Long-Short Equity Strategy Fund (formerly, Equinox Equity Long-Short Legends Fund)	February 17, 2011
Equinox Abraham Strategy Fund	May 11, 2011
Equinox Cantab Strategy Fund (to be liquidated)	May 11, 2011
Equinox Chesapeake Strategy Fund	May 11, 2011
Equinox Crabel Two Plus Strategy Fund	May 11, 2011
Equinox Eclipse Strategy Fund	May 11, 2011
Equinox John Locke Strategy Fund	May 11, 2011
Equinox Absolute Return Plus Strategy Fund (formerly, Equinox Mesirow Strategy Fund)	May 11, 2011
Equinox QCM Strategy Fund	May 11, 2011
Equinox QIM/WNTN Strategy Fund	May 11, 2011
Equinox Tiverton Strategy Fund	May 11, 2011
Equinox Campbell Strategy Fund	November 16, 2012

The parties hereto agree to amend this Appendix C effective as of the 16th day of November 2012.

EQUINOX FUNDS TRUST

UNION BANK, N.A.

By:

/s/Robert J. Enck

By:

/s/John M. Kramon

Name:  Robert J. Enck

Name:

John M. Kramon

Title:

President

Title:

Vice President